                                                                   Exhibit 3.2


                             AMENDED AND RESTATED BYLAWS
                                          OF
                                  BIONEBRASKA, INC.

                                  __________________


                                      ARTICLE I

                               MEETINGS OF STOCKHOLDERS

       SECTION 1. ANNUAL MEETING. The annual meeting of the stockholders of the Corporation shall be held on the date and at the time and place fixed by the Board of Directors, for the purpose of electing Directors and for the
transaction of such business as may be brought properly before the meeting.   To
be properly brought before the meeting, business must be of a nature that is appropriate for consideration at an annual meeting and must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, each such notice must be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation, not less than 45 days nor more than 60 days prior to the date the proxy materials for the previous year's annual meeting were mailed to shareholders of the Corporation. Each such notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the regular meeting and the reasons for conducting such business at the regular meeting, (b) the name and address of record of the shareholders proposing such business, (c) the class or series (if any) and number of shares of the Corporation which are owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be transacted at the annual meeting except in accordance with the procedures set forth in this
Article I, Section 1; provided, however, that nothing in this Article 1, Section 1 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting, in accordance with these Bylaws.
The amendment or repeal of this Article I, Section 1 or the adoption of any provision inconsistent therewith shall require the approval of the holders of shares representing at least 75% of the general voting power of the Corporation's capital stock.

       SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Board of Directors or the Chief Executive Officer. The amendment or repeal of this Article

I, Section 2 or the adoption of any provision inconsistent therewith shall require the approval of the holders of shares representing at least 75% of the general voting power of the Corporation's capital stock.

       SECTION 3. NOTICE OF MEETINGS. Notice of the time and place of every meeting of the stockholders shall be mailed at least ten (10) days prior thereto to each stockholder of record entitled to vote thereat, at his last known Post Office address appearing upon the books of the Corporation. Such further notice shall be given as may be required by law. Meetings may be held without notice if all stockholders entitled to vote thereat are present, or if notice is waived by those not present.

       SECTION 4. QUORUM. The holders of two-thirds of the combined voting power of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such a quorum shall not be present at any meeting of stockholders, the stockholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice if the time and place are announced at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The amendment or repeal of this Article I, Section 4 or the adoption of any provision inconsistent therewith shall require the approval of the holders of shares representing at least 75% of the general voting power of the Corporation's capital stock.

       SECTION 5.  INSPECTORS OF ELECTION; VOTING.

       (a) Inspectors of Election. The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

       (b) Voting. Subject to the provisions of the Certification of Incorporation, at every meeting of the stockholders, each stockholder shall be entitled to one vote, in person or by proxy, for each share of the capital stock having voting power held by such stockholder. When a quorum is present at any meeting, the vote of the holders of (i) a majority of the combined voting power of all outstanding shares of the Corporation's capital stock is required for the election of directors, and (ii) a majority of the combined voting power of all outstanding shares of the capital stock of the


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

Corporation shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, the Certificate of Incorporation or the Bylaws, a different vote is required, in which case such express provision shall govern. The amendment or repeal of this Article I, Section 5(b) or the adoption of any provision inconsistent therewith shall require the approval of the holders of shares representing at least 75% of the general voting power of the Corporation's capital stock.

       SECTION 6. MEETING CHAIR. The meeting of the stockholders shall be presided over by the Chairman, or if the Chairman is not present, by the President, or if neither the Chairman nor the President is present, by any person elected at the meeting. Either the Secretary of the Corporation or the Treasurer, if present, shall act as secretary of such meetings.

       SECTION 7.  CONSENTS OF STOCKHOLDERS IN LIEU OF MEETING.

       (a) WRITTEN CONSENTS. As provided in Section 228 of the Delaware General Corporation Law, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of the number of shares of outstanding stock entitled to vote on the action that would be required to approve such action at a duly convened meeting of the stockholders. Any such consent may be in counterparts and shall bear the date of signature of each stockholder who signs the consent. No such consent shall be effective to take any action unless, within sixty days following the date of the earliest signature thereon, the consent or counterparts thereof, bearing the signatures of the holders of a sufficient number of shares of outstanding stock entitled to vote on the action that would be required to approve such action at a duly convened meeting of the stockholders, are delivered to the Corporation by delivery to its principal place of business or to the Secretary of the Corporation. Any action taken pursuant to such consent shall be effective as of the date of the last signature thereon needed to make it effective unless otherwise provided in the consent. All counterparts of such consent necessary to make it effective shall be filed with the minutes of proceedings of the stockholders. If the action that is consented to is such as would have required the filing of a certificate under any provisions of the Delaware General Corporation Law if such action had been voted upon by stockholders at a meeting, the certificate filed shall state, in lieu of any statement concerning a vote of stockholders, that written consent has been given in accordance with the provisions of Section 228 of the Delaware General Corporation Law, and that written notice has been given as provided in that section.

       (b) RECORD DATE. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date of which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within such ten (10) day period, when no prior action by the Board of Directors is required by applicable law, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its principal place of business or to the Secretary of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

       SECTION 8 WAIVER. Attendance of a stockholder of the Corporation, either in person or by proxy, at any meeting, whether annual or special, shall constitute a waiver of notice of such meeting, except where a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice of any such meeting signed by a stockholder or stockholders entitled to such notice, whether before, at, or after the time for notice or the time of the meeting, shall be equivalent to notice. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in any written waiver of notice.

                                      ARTICLE II

                                      DIRECTORS

       SECTION 1. DIRECTORS. The business and property of the Corporation shall be managed and controlled by or under the direction of the Board of Directors. The number of Directors constituting the whole Board of Directors shall be two unless such number is increased or decreased by the stockholders or the Board of Directors. All directors shall continue in office until the election and qualification of their respective successors in office or until their earlier death, resignation or removal. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

       SECTION 2. VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by the stockholders or by a majority of the Directors then in office, although less than a quorum. The director so elected shall serve for the remainder of the term of the director being replaced or, in the case of an additional director, until he or she resigns or is removed or new directors are elected by the stockholders.

       SECTION 3. MEETINGS OF THE BOARD. The annual meeting of the Board of Directors shall be held in conjunction with the annual meeting of the stockholders, and such meeting may be held without notice immediately after the annual meeting of the stockholders at the same place at which such stockholders' meeting was held. Regular meetings of the Board of Directors may be held at such times and at such places either within or without the State of Delaware as may be fixed by


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

resolution of the Board from time to time.

       Special meetings of the Board of Directors may be held at any time upon call of the Chairman, President, or any two directors, at the time and place specified in the call. Oral, telegraphic or written notice of every meeting of the Board of Directors (except as hereinbefore specified in respect to the annual meeting ) shall be served on, sent or mailed to each director not less than two (2) days before such meeting, but meetings of the Board may be held at any time without notice if all directors are present, or if those not present waive notice of the meeting in writing either before or after the meeting. A majority of the Board shall constitute a quorum.

       Attendance of a director at a meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice signed by a director or directors entitled to such notice, whether before, at, or after the time for notice or the time of the meeting, shall be equivalent to the giving of such notice.

       SECTION 4. TELEPHONIC MEETINGS. Any member or members of the Board of Directors, or any committee designated by such Board, may participate in a meeting of the Board of Directors or such committee by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this paragraph shall constitute presence in person at such meeting.

       SECTION 5. COMPENSATION OF DIRECTORS. Each director may receive such compensation as may be determined from time to time by the Board of Directors, in addition to reimbursement of his traveling expense, for each meeting of the Board of Directors or Executive Committee which he shall attend, whether a quorum be present or not, provided the affairs of the Corporation be discussed and considered at such meeting.

       SECTION 6. NOMINATIONS FOR ELECTION OF DIRECTORS. Subject to the rights of holders of any class or series of stock having a preference over the common shares as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote generally in the election of directors. However, any shareholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not less than 45 days nor more than 60 days prior to the date the proxy materials for the previous year's annual meeting were mailed to shareholders of the Corporation. Each such notice to the Secretary shall set forth: (i) the name and address of record of the shareholder who intends to make the nomination; (ii) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and


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

residence addresses, and principal occupation or employment of each nominee;
(iv) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (v) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (vi) the consent of each nominee to serve as a director of the Corporation if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. The amendment or repeal of this Article II, Section 6 or the adoption of any provision inconsistent therewith shall require the approval of the holders of shares representing at least seventy percent (75%) of the general voting power of the Corporation's capital stock.

                                     ARTICLE III

                                      COMMITTEES

       The Board of Directors, by the affirmative vote of a majority of the whole Board, may establish committees of the Board, which shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing them. A majority of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board shall have power at any time to change the members of any such committee, to fill vacancies, and to discharge any such committee.


                                      ARTICLE IV

                                       OFFICERS

       SECTION 1. OFFICERS. The Board of Directors shall elect a Chairman, President and Secretary of the Corporation and may also from time to time elect or appoint a Treasurer, one or more Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers. The Board of Directors may also appoint such other officers, agents and employees as the Board may deem proper. To the extent permitted by law, the same person may hold more than one office. Either the Chairman or the President, as designated by the Board of Directors from time to time, shall be the Chief Executive Officer of the Corporation.

       SECTION 2. TERM OF OFFICE. The term of office of all officers shall be until their respective death or resignation; provided, however, that any officer may be removed by the affirmative vote of a majority of the Board of Directors.


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

       SECTION 3. POWERS AND DUTIES. The officers of the Corporation shall have such powers and duties as generally pertain to their offices, respectively, as well as such powers and duties as from time to time shall be conferred by the Board of Directors.

       SECTION 4. SIGNING OF INSTRUMENTS FOR PAYMENT OF MONEY. All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers, agent or agents as shall be thereunto authorized from time to time by the Board of Directors.


                                      ARTICLE V

                                    CAPITAL STOCK

       SECTION 1. CERTIFICATE OF STOCK. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The shares of stock shall be transferable or assignable on the books of the Corporation by the holder in person or by attorney upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonable require. The legend on the reverse side of all certificates for shares of the Corporation shall read:

       A full statement of the designations, preferences, limitations, and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined, and a statement of the authority of the Board of Directors to determine the relative rights and preferences of subsequent classes or series are on file with the Corporation and will be furnished to any shareholder upon request and without charge.

No certificate shall be valid unless it is executed by the Chairman, the Chief Executive Officer, the President or a Vice President and also by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and unless countersigned and registered in such manner, if any, as the Board of Directors may by resolution prescribe; provided that, if such certificate is countersigned
(1) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

       SECTION 2. FIXING OF RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment


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


of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


                                      ARTICLE VI

                                    CORPORATE SEAL

       This corporation shall have no seal.


                                     ARTICLE VII

                                     FISCAL YEAR

       The fiscal year of the Corporation shall be set by the Board of Directors from time to time.

                                     ARTICLE VIII

                               AMENDMENTS TO THE BYLAWS

       Subject to the provisions of the Certificate of Incorporation and to the specific provisions of the Bylaws, the Board of Directors, by majority vote of those directors present at any meeting at which a quorum is present, or the stockholders, by the affirmative vote of a majority of the stock issued and outstanding having voting power at any annual meeting or at any special meeting called for that purpose, may make, alter, amend, or repeal the By-laws.

                                      ARTICLE IX

                      INDEMNIFICATION OF DIRECTORS AND OFFICERS

       SECTION 1. EXPENSES FOR ACTIONS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. Any person who at any time shall serve or shall have served as a director, officer, employee or agent of the Corporation, and the heirs, executors and administrators of such person shall be indemnified by the corporation in accordance with, and to the fullest extent permitted by, the provisions of the Delaware General Corporation Law, as it may be amended from time to time. Without limiting the generality of the foregoing, the Corporation shall indemnify any person who was or is a party or is


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

threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer employee or agent of the Corporation, or, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, association, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.

       SECTION 2. EXPENSES FOR ACTIONS BY OR IN THE RIGHT OF THE CORPORATION IN ACCORDANCE WITH, AND TO THE FULLEST EXTENT PERMITTED BY, THE PROVISIONS OF THE DELAWARE GENERAL CORPORATION LAW, AS IT MAY BE AMENDED FROM TIME TO TIME. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, association, or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

       SECTION 3. SUCCESSFUL DEFENSE. To the extent that any person referred to in the preceding two sections of this Article IX has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in such sections, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

       SECTION 4. DETERMINATION TO INDEMNIFY. Any indemnification under the first two


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

sections of this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth therein. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

       SECTION 5. EXPENSE ADVANCES. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this
Article IX.

       SECTION 6. PROVISIONS NONEXCLUSIVE. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this
Article IX shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled, under the Certificate of Incorporation or under any other bylaw, agreement, insurance policy, vote of stockholders or disinterested directors, statute, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

       SECTION 7. INSURANCE. By action of the board of directors, notwithstanding any interest of the directors in the action, the Corporation shall have power to purchase and maintain insurance, in such amounts as the board of directors deems appropriate, on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Corporation, partnership, joint venture, trust, association, or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not he or she is indemnified against such liability or expense under the provisions of this Article IX and whether or not the Corporation would have the power or would be required to indemnify him or her against such liability under the provisions of this Article IX or of the Delaware General Corporation Law or by any other applicable law.

       SECTION 8. SURVIVING CORPORATION. The Board of Directors may provide by resolution that references to "the Corporation" in this Article IX shall include, in addition to this Corporation, all constituent corporations absorbed in a merger with this Corporation so that any person who was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, association, or other entity shall stand in the same position under the provisions of this Article IX with respect to this Corporation as he or she would if he or she had served this Corporation in the same capacity or is or was so serving such other entity at the request of this


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

Corporation, as the case may be.

       SECTION 9. INUREMENT. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.


       IN WITNESS WHEREOF, the undersigned Secretary hereby certifies that the foregoing Amended and Restated Bylaws were adopted as the complete Bylaws of the Corporation by an Action in Writing of the Board of Directors of the Corporation.

Dated:   April 25, 2000                             /s/ Thomas R. Coolidge
                                                 -----------------------------
                                                 Thomas R. Coolidge, Secretary


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